FILE NO. 333-39067
                                               FILED PURSUANT TO RULE 424(b)(3)


                          IMCLONE SYSTEMS INCORPORATED

                                SUPPLEMENT NO. 1

                     TO PROSPECTUS DATED FEBRUARY 12, 1998


     The table on page 19 of the prospectus is hereby amended to reflect the transfer of the options held by High River Limited Partnership to purchase 450,000 shares of common stock to Stork Associates Limited Partnership, an affiliate of High River Limited Partnership. The information set forth below relates to the shares underlying the options, including the shares the holder would own if it were to sell the shares that the prospectus covers, which shares have not been sold.

                             NUMBER OF                       NUMBER OF
                             SHARES OF                       SHARES OF
                             COMMON STOCK      NUMBER OF     COMMON STOCK
NAME OF SELLING              OWNED PRIOR       SHARES        OWNED AFTER
STOCKHOLDER                  TO OFFERING       OFFERED       THE OFFERING

Stork Associates             450,000           450,000             0
Limited Partnership

    The initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.

                 THE DATE OF THIS SUPPLEMENT IS MARCH 10, 2000